Exhibit 99.1

comScore, Inc. Reports Second Quarter 2015 Results

comScore Announces Record Quarterly Revenues and Adjusted EBITDA

vCE in DoubleClick out of Beta

RESTON, VA - August 4, 2015 - comScore, Inc. (NASDAQ: SCOR), a global media measurement and analytics company, today announced financial results for the second quarter 2015.
Second Quarter 2015
comScore achieved record second quarter GAAP revenue of $91.4 million, an increase of 14% compared to the second quarter of 2014. GAAP loss before income taxes was $2.7 million. GAAP net loss was $4.8 million, or $0.12 per basic and diluted share.
Second quarter 2015 results and metrics compared to second quarter 2014 on a proforma basis* were as follows:

•	Revenue of $91.3 million, up 16%.

•	Adjusted EBITDA of $22.9 million, up 30%.

•	Adjusted EBITDA margin was 25% of revenue, up 300 basis points.
Year to date 2015 results and metrics compared to the six months ended June 30, 2014 on a proforma basis* were as follows:

•	Revenue of $178.3 million, up 15%.

•	Adjusted EBITDA of $44.2 million, up 28%.

•	Adjusted EBITDA margin was 25% of revenue, up 300 basis points.

“I’m pleased to share that comScore delivered a quarter of record revenues and strong profitability,” said Serge Matta, President and Chief Executive Officer of comScore. “Because of our continued positive momentum across our business and the strength of our partnerships, which continue to grow in number and impact, we are raising full year revenue and adjusted EBITDA guidance. I'm also delighted that comScore vCE in DoubleClick is now widely available to Google DoubleClick customers. comScore vCE is the first independent audience delivery evaluation solution that is integrated directly into the DoubleClick platform."

“Beyond our work with Google and our innovation in advertising measurement, we continue to focus on solving the challenges that come with the rapid rise of cross-platform television and video audiences. In May, we launched our syndicated cross-media product, comScore XMedia. At comScore, cross-media measurement is no longer an aspiration."

Second Quarter 2015 Supplemental Financial and Business Information
(dollars in millions)
(unaudited)

	Pro Forma 2Q15*	Pro Forma 2Q14*	Change
Subscription Revenue	$83.5	$71.4	16.9%
Project Revenue	$7.8	$7.4	5.4%
Existing Customer Revenue	$79.8	$72.1	10.7%
New Customer Revenue	$11.5	$6.7	71.6%
International Revenue	$25.6	$23.7	8.0%
Customer Count	2,683	2,455	9.3%
* comScore classified its Mobile Operator Analytics Division as held for sale in the fourth quarter of 2014. All year-to-date 2015 and 2014 pro forma growth rates included in the foregoing reflect adjustments to exclude the Company's Mobile Operator Analytics Division for the purposes of consistent presentation and are based on management's estimates of the revenue and results of operations of such products and divisions. See Reconciliation of Revenue and Income before Income Taxes to non-GAAP Revenue, non-GAAP Income and Adjusted EBITDA set forth in the attachment to this press release.

Financial Outlook
comScore's expectations for the third quarter of 2015 are outlined in the table below. All amounts indicated expressly exclude the anticipated effects of comScore's Mobile Operator Analytics Division.

GAAP revenue*	$90.8 million to $95.4 million

GAAP (loss) / income before income taxes*	($1.4) million to $4.1 million

Adjusted EBITDA**	$19.5 million to $23.6 million

Estimated fully-diluted shares	40.2 million
comScore's expectations for full year 2015 are outlined in the table below. All amounts indicated expressly exclude the anticipated effects of comScore's Mobile Operator Analytics Division.

GAAP revenue*	$369.5 million to $382.5 million

GAAP (loss) / income before income taxes*	($5.9) million to $10.1 million

Adjusted EBITDA**	$86.5 million to $97.5 million

Estimated fully-diluted shares	39.1 million

*	Assumes divestiture of Mobile Operator Analytics Division during 2015
**	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.
Due to the high variability and difficulty in predicting certain items that affect GAAP net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income (loss) on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.
Conference Call Information
Management will provide commentary on the company's results in a conference call on Tuesday, August 4th at 8:30 a.m. ET.
The conference call and replay can be accessed by telephone and webcast as follows:
Call-in Number: 844-848-8734, Pass code 73780342
(International) 678-562-4248, Pass code 73780342
Webcast (live and replay): http://ir.comscore.com/events.cfm

About comScore
Founded in 1999 and headquartered in Reston, Virginia, comScore, Inc. (NASDAQ: SCOR) is a global media measurement and analytics company that makes audiences and advertising more valuable. We help media buyers and sellers understand and make decisions based on how consumers use different media, such as TV, video, mobile, desktop and more. Through its products and partnerships, comScore helps its more than 2,500 clients understand their audiences, know if their advertising is working, and access data where they want and need it. Please visit www.comscore.com to learn more.

Non-GAAP Financial Measures
comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore's performance, as it excludes non-cash and other charges that many investors believe may obscure comScore's on-going operating results.
For example, comScore uses non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of intangible assets, impairment of marketable securities, costs from acquisitions, restructurings and other infrequently occurring items, non-cash deferred tax provision and litigation and related settlement costs. comScore reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share. Year to date 2015 and 2014 non-GAAP pro forma revenue excludes the estimated effects of revenue generated from the Mobile Operator Analytics Division. Year to date 2015 and 2014 adjusted pro forma EBITDA also excludes the estimated effects of operations related to the mobile operator analytics division products.
The company believes that excluding certain costs from non-GAAP net income, non-GAAP EPS, and adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings. In addition, the company believes that adjusting for the pro forma effect of the expected sale of the company's mobile operator analytics division promotes better comparability of the company's financial statements.
Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.
These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. The use of certain non-GAAP financial measures requires management to make estimates and assumptions regarding amounts of assets and liabilities and the amounts of revenue and expense during the reporting periods. comScore bases its estimates on historical experience and assumptions that it believes are reasonable. Actual results could differ from those estimates.
Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore's expectations as to comScore's strategy, market position, growth in revenue and margin expansion, impact and financial benefits of certain products; expectations as to new product releases and versions; expectations as to comScore's performance with respect to and the benefits of comScore’s partnerships, including those with Google and WPP/Kantar; expectations regarding the strategic and financial benefits of certain strategic transactions; expectations regarding the benefits of comScore's proposed share buy-back program; expectations regarding the disposal or discontinuation of comScore's Mobile Operator operations, including the related financial effects thereof; projections regarding the effect of foreign currency; expectations and forecasts of future financial performance, including related growth rates and components thereof; and assumptions related to growth for the third quarter and full year of 2015 and beyond. These statements involve risks and uncertainties that could cause comScore's actual results to differ materially, including, but not limited to: comScore's ability to generate strong revenue and margin growth in future periods; comScore's ability to sell new or additional products and attract new customers; comScore's ability to develop new products, including new crossmedia offerings; comScore's ability to sell additional subscription-based products to customers; comScore's ability to sell additional products and services to existing customers; comScore's ability to obtain critical data sources through strategic partnerships; and the volatility of quarterly results and expectations
For a detailed discussion of these and other risk factors, please refer to comScore's Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the three months ended June 30, 2015 and other filings comScore makes from time to time with the Securities and Exchange Commission (the “SEC”), which are available on the SEC's Web site ( http://www.sec.gov ).

Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Contact:
Melvin Wesley, III
Chief Financial Officer
comScore, Inc.
(703) 438-2305
mwesley@comscore.com

comScore, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Revenue	$91,414	$80,013	$178,743	$156,912
Cost of revenue (excludes amortization of intangible assets) (1)	28,508	23,232	53,400	46,673
Selling and marketing (1)	24,868	26,600	52,199	52,666
Research and development (1)	16,901	12,931	34,907	25,408
General and administrative (1)	14,994	14,642	39,995	27,986
Amortization of intangible assets	4,305	1,919	5,684	3,874
Loss on asset disposition	5,226	—	5,226	—
Settlement of litigation, net	(570)	2,940	(660)	2,860
Total expenses from operations	94,232	82,264	190,751	159,467
Loss from operations	(2,818)	(2,251)	(12,008)	(2,555)
Interest and other expense, net	(393)	(304)	(785)	(507)
Gain (loss) from foreign currency	469	(164)	397	(317)
Loss before income tax provision	(2,742)	(2,719)	(12,396)	(3,379)
Income tax (provision) benefit	(2,045)	(481)	284	(603)
Net loss	$(4,787)	$(3,200)	$(12,112)	$(3,982)
Net loss per common share:
Basic	$(0.12)	$(0.09)	$(0.33)	$(0.12)
Diluted	$(0.12)	$(0.09)	$(0.33)	$(0.12)
Weighted-average number of shares used in per share calculation - common stock:
Basic	40,071,707	33,688,945	36,928,323	33,601,610
Diluted	40,071,707	33,688,945	36,928,323	33,601,610

(1) Amortization of stock-based compensation is included in the line items above as follows:
Cost of revenue	$1,115	$1,002	$3,324	$1,727
Selling and marketing	$1,887	$3,667	$5,634	$6,063
Research and development	$1,041	$856	$3,224	$1,581
General and administrative	$4,574	$3,535	$18,190	$6,912

comScore, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	June 30, 2015	December 31, 2014
	(Unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$187,917	$43,015
Accounts receivable, net of allowances of $2,359 and $2,079, respectively	79,893	98,185
Prepaid expenses and other current assets	18,438	11,015
Deferred tax assets	21,105	20,976
Assets held for sale	—	5,692
Total current assets	307,353	178,883
Property and equipment, net	45,172	42,365
Other non-current assets	992	1,017
Long-term deferred tax assets	12,124	12,369
Intangible assets, net	115,590	15,793
Goodwill	111,739	103,525
Total assets	$592,970	$353,952
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,539	$3,421
Accrued expenses	25,057	37,212
Deferred revenue	86,326	92,013
Deferred rent	1,530	1,738
Capital lease obligations	15,274	13,353
Liabilities held for sale	—	3,873
Total current liabilities	134,726	151,610
Deferred rent, long-term	9,433	9,738
Deferred revenue, long-term	954	2,063
Deferred tax liabilities, long-term	1,080	1,182
Capital lease obligations, long-term	15,222	13,072
Other long-term liabilities	994	1,022
Total liabilities	162,409	178,687
Commitments and contingencies
Stockholders’ equity:
Common stock	41	36
Additional paid-in capital	607,286	324,176
Accumulated other comprehensive loss	(8,848)	(5,591)
Accumulated deficit	(105,188)	(93,076)
Treasury stock	(62,730)	(50,280)
Total stockholders’ equity	430,561	175,265
Total liabilities and stockholders’ equity	$592,970	$353,952

* Information derived from the audited Consolidated Financial Statements

comScore, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Six Months Ended June 30,
	2015	2014
	(unaudited)
Operating activities:
Net loss	$(12,112)	$(3,982)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	10,348	8,563
Amortization of intangible assets	5,684	3,874
Provision for bad debts	1,327	1,971
Stock-based compensation	30,372	16,283
Amortization of deferred rent	(920)	(525)
Deferred tax benefit	447	(1,432)
Loss (gain) on asset disposition	5,226	(55)
Changes in operating assets and liabilities:
Accounts receivable	16,044	1,200
Prepaid expenses and other current assets	(7,959)	(12,164)
Accounts payable, accrued expenses, and other liabilities	(4,361)	10,281
Deferred revenue	(4,011)	4,290
Deferred rent	426	36
Net cash provided by operating activities	40,511	28,340
Investing activities:
Acquisitions, net of cash acquired	(10,117)	—
Purchase of property and equipment	(2,483)	(4,691)
Cash paid for disposition of business	(2,035)	—
Net cash used in investing activities	(14,635)	(4,691)
Financing activities:
Proceeds from the issuance of common stock	204,741	—
Proceeds from the exercise of common stock options	11,619	20
Repurchase of common stock (withholding taxes)	(24,289)	(12,132)
Repurchase of common stock (treasury shares)	(59,968)	(36,292)
Excess tax benefits from stock-based compensation	—	1,181
Principal payments on capital lease obligations	(8,633)	(5,573)
Equity issuance costs	(3,356)	—
Net cash provided by (used in) financing activities	120,114	(52,796)
Effect of exchange rate changes on cash	(1,088)	354
Net increase (decrease) in cash and cash equivalents	144,902	(28,793)
Cash and cash equivalents at beginning of period	43,015	67,795
Cash and cash equivalents at end of period	$187,917	$39,002

Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, Non-GAAP Net Income and Adjusted EBITDA
(dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Revenue	$91,414	$80,013	$178,743	$156,912
Adjustment to exclude Mobile Operator Analytics products	$(156)	$(1,209)	$(401)	$(2,137)
Non-GAAP Revenue (1)	$91,258	$78,804	$178,342	$154,775

Loss before income taxes	$(2,742)	$(2,719)	$(12,396)	$(3,379)
Deferred tax benefit (provision)	$68	$1,177	(447)	1,432
Current tax (provision) benefit	(2,113)	(1,658)	731	(2,035)
Net loss	(4,787)	(3,200)	(12,112)	(3,982)
Amortization of intangible assets	4,305	1,919	5,684	3,874
Stock-based compensation	8,617	9,060	30,372	16,283
Costs related to acquisitions, restructuring and other infrequently occurring items	1,775	825	3,180	3,436
Settlement of litigation, net	(570)	2,940	(660)	2,860
Loss on asset disposition	5,226	—	5,226	—
Adjustment to exclude Mobile Operator Analytics products	533	876	1,631	2,471
Non-cash portion of current tax provision related to excess tax benefits from stock based compensation (2)	—	916	—	1,181
Deferred tax (benefit) provision	(68)	(1,177)	447	(1,432)
Non-GAAP net income (1)	15,031	12,159	33,768	24,691
Current tax provision (benefit)	2,113	742	(731)	854
Depreciation	5,338	4,380	10,348	8,563
Interest and other expense, net	393	304	785	507
Adjusted EBITDA (1)	$22,875	$17,585	$44,170	$34,615
Adjusted EBITDA margin (%)	25%	22%	25%	22%

GAAP EPS (diluted)	$(0.12)	$(0.09)	$(0.33)	$(0.12)
Non-GAAP EPS (diluted)	$0.37	$0.35	$0.89	$0.71

Weighted - average number of shares used in per share calculation - common stock

GAAP EPS (diluted)	40,071,707	33,688,945	36,928,323	33,601,610
Non-GAAP EPS (diluted)	40,932,160	34,641,555	37,888,009	34,764,377

(1) comScore classified its Mobile Operator Analytics Division as held for sale in the fourth quarter of 2014. All year-to-date 2015 and 2014 amounts include adjustments to exclude the Mobile Operator Analytics Division and are based on management’s estimates of the revenue and results of operations of the aforementioned division.
(2) Included in the tax provision for the three and six months ended June 30, 2014 was $0.9 million and $1.2 million, respectively, of non-cash current tax expense related to excess tax benefits from stock based compensation.

Reconciliation of GAAP Operating Cash Flow to Free Cash Flow
(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Net cash provided by operating activities	$12,648	$8,965	$40,511	$28,340
Purchase of property and equipment	(1,081)	(2,818)	(2,483)	(4,691)
Free cash flow	$11,567	$6,147	$38,028	$23,649

Revenue and Reconciliation of Income before Income Taxes to Adjusted EBITDA (Guidance)
(dollars in thousands)
Forecasted amounts for the three and twelve month periods ending September 30, 2015 and December 31, 2015 are based on the mid-points of the range of guidance provided herein (1)

	Three Months Ended September 30,		Full Year December 31,
	2015 (1)	2014 (1)	2015 (1)	2014 (1)
	(unaudited)		(unaudited)

Revenue	$93,100	$81,260	$376,000	$325,150

Income before income taxes	1,360	2,790	2,124	1,120
Amortization of intangible assets	4,239	1,481	14,080	5,937
Stock-based compensation	8,955	10,074	48,273	41,677
Costs related to acquisitions, restructuring and other infrequently occurring items	1,091	997	4,963	5,584
Settlement of litigation, net	(90)	(80)	(840)	2,700
Depreciation	5,600	4,524	21,700	17,599
Interest and other expense, net	395	381	1,700	1,241
Adjusted EBITDA	$21,550	$20,167	$92,000	$75,858
Adjusted EBITDA margin (%)	23%	25%	24%	23%

Estimated Q3 2015 and full year 2015 non-GAAP (Diluted) share count is 40.2 million and 39.1 million, respectively.

(1) The three and twelve month periods ending September 30, 2015 and 2014 and December 31, 2015 and 2014, respectively, have been adjusted to exclude the results of operations from the Mobile Operator Analytics Division.

GAAP pre-tax Reconciliation of Revenue and Adjusted EBITDA to Pro Forma Revenue and Pro Forma Adjusted EBITDA (Guidance) (1)
(dollars in thousands)

	Three Months Ended September 30,
	2015			2014
	(unaudited)
	Pre-Adjusted	Adjustment to Exclude Mobile Operator Analytics Division	Pro Forma	As Reported	Adjustment to Exclude Mobile Operator Analytics Division (1)	Pro Forma

Revenue	$93,100	—	$93,100	$82,136	(876)	$81,260
Adjusted EBITDA(2)	$21,550	—	$21,550	$19,118	1,049	$20,167
Adjusted EBITDA margin (%)	23%	—%	23%	23%	(120)%	25%

	Twelve Months Ended December 31,
	2015			2014
	(unaudited)
	Pre-Adjusted	Adjustment to Exclude Mobile Operator Analytics Division (1)	Pro Forma	Pre-Adjusted	Adjustment to Exclude Mobile Operator Analytics Division (1)	Pro Forma

Revenue	$375,599	401	$376,000	$329,151	(4,001)	$325,150
Adjusted EBITDA(2)	$87,679	4,321	$92,000	$71,221	4,637	$75,858
Adjusted EBITDA margin (%)	23%	1,078%	24%	22%	(116)%	23%

(1) Pro forma revenue and pro forma Adjusted EBTIDA are adjusted to exclude the company’s Mobile Operator Analytics Division.
(2) See reconciliation of Adjusted EBITDA.